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                      MORRIS, NICHOLS, ARSHT & TUNNELL
                            1201 N. Market Street
                                P.O. Box 1347
                       Wilmington, Delaware 19899-1347
                                302 658 9200
                              302 658 3989 Fax



                                         January 12, 2001






Prudential Tax-Managed Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

         Re:   PRUDENTIAL TAX-MANAGED FUNDS

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Prudential Tax-Managed Funds (formerly named Prudential Tax-Managed Equity Fund), a Delaware business trust (the "Trust"), in connection with certain matters relating to the proposed issuance of Class A, Class B, Class C and Class Z Shares of Prudential Tax-Managed Equity Fund, a Series of the Trust (the "Applicable Shares"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated September 17, 1998, as amended by the First Amendment to Agreement and Declaration of Trust of the Trust dated December 21, 1999 (as now or heretofore in effect from time to time, the "Governing Instrument").

         In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on September 18, 1998 (the "Original Certificate"); the First Amendment to Certificate of Trust of the Trust as filed in the State Office on December 27, 1999 (the "Amendment to Certificate" and collectively with the Original Certificate, the "Certificate"); the Governing Instrument; the By-laws of the Trust; the Minutes of Organizational Meeting of the Trustees on November 7, 1998 (the "Organizational Meeting Minutes"); the Minutes of Special Telephone Meeting of Board of Trustees on December 21, 1999 (the "December 1999 Minutes" and collectively with the Organizational Meeting Minutes, the


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Prudential Tax-Managed Funds
January 12, 2001
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"Minutes"); the Notification of Registration Filed Pursuant to Section 8(a)
of the Investment Company Act of 1940 on Form N-8A of the Trust filed with the Securities and Exchange Commission on November 6, 1998; Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement" and, together with the Governing Instrument, the By-laws of the Trust and the Minutes, the "Operative Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Operative Documents to be executed by investors acquiring Applicable Shares; (ii) the payment of consideration for Applicable Shares, and the application of such consideration, as provided in the Operative Documents, and compliance with the other terms, conditions and restrictions set forth in the Operative Documents in connection with the issuance of Applicable Shares; (iii) that appropriate notation of the names and addresses of, the number of Applicable Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Applicable Shares; (iv) that no event has occurred subsequent to the filing of the Original Certificate that would cause a termination or reorganization of the Trust under Section 2 or Section 3 of Article VIII of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Delaware Act"); and (vi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of the Registration Statement or any other offering documentation relating to the Trust or the Shares and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

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Prudential Tax-Managed Funds
January 12, 2001
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          1.  The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

          2. The issuance of the Applicable Shares has been duly authorized on behalf of the Trust and, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures and for the consideration set forth in the Operative Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

          3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

          We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission with the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                                        Sincerely,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL